EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Class A Common stock, par value $0.01 per share, of Emmis Communications Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of November 26, 2008.

LKCM Private Discipline Master Fund SPC

By:	Luther King Capital Management Corporation,
its investment manager

By:	/s/ J. Bryan King J. Bryan King, Principal and Vice President

LKCM Private Discipline Management, L.P.

By:	LKCM Alternative Management, LLC,
its general partner

By:	/s/ J. Bryan King J. Bryan King, Managing Member

LKCM Alternative Management, LLC

By:	/s/ J. Bryan King J. Bryan King, Managing Member

Luther King Capital Management Corporation

By:	/s/ J. Bryan King J. Bryan King, Principal and Vice President

/s/ J. Bryan King

J. Bryan King

/s/ J. Luther King, Jr.

J. Luther King, Jr.